     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 4, 2001
                                                     REGISTRATION NO. 333-57328

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              CISCO SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   CALIFORNIA                                       77-0059951
        (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)

                             170 WEST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 526-4000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                JOHN T. CHAMBERS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER

                              CISCO SYSTEMS, INC.
                             300 EAST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 526-4000
  (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                              MARK E. BETZEN, P.C.
                        BROBECK, PHLEGER & HARRISON LLP
                             TWO EMBARCADERO PLACE
                                 2200 GENG ROAD
                          PALO ALTO, CALIFORNIA 94303
                                 (650) 424-0160

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this registration statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
       TITLE OF EACH                 AMOUNT             PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
    CLASS OF SECURITIES              TO BE                 OFFERING                AGGREGATE              REGISTRATION
     TO BE REGISTERED              REGISTERED          PRICE PER SHARE(2)        OFFERING PRICE               FEE*
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par
  value per share(1)..........     4,591,327              $14.28125              $65,569,888.72            $16,392.47
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------



 *  Previously paid on March 20, 2001


(1) Includes associated rights to purchase shares of Series A Junior Participating Preferred Stock, par value $0.001 per share, of the registrant.


(2) The price of $14.28125, the average of the high and low prices of the registrant's common stock on The Nasdaq National Market on April 3, 2001, is set forth solely for the purpose of computing the registration fee pursuant to Rule 457(c).



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS


                                4,591,327 Shares


                              CISCO SYSTEMS, INC.

                                  Common Stock


     In connection with our acquisition of Exio Communications, Inc., we issued 4,581,136 shares of our common stock to the former shareholders of Exio. This prospectus may be used by former shareholders of Exio to resell shares of our common stock issued to them in the Exio acquisition. This prospectus may also be used by four former consultants of Exio to resell 10,191 shares of our common stock issuable to them upon the exercise of certain options.


     The prices at which these shareholders and option holders may sell these shares will be determined by the prevailing market price for shares of our common stock or in negotiated transactions. We will not receive any of the proceeds from the sale of these shares.


     Our common stock is quoted on The Nasdaq National Market under the symbol "CSCO." On April 3, 2001, the last sale price of our common stock as reported on The Nasdaq National Market was $13.75.


     INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE SECTIONS ENTITLED "RISK FACTORS" IN THE DOCUMENTS WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION THAT ARE INCORPORATED BY REFERENCES IN THIS PROSPECTUS FOR CERTAIN RISKS AND UNCERTAINTIES THAT YOU SHOULD CONSIDER.

                           -------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -------------------------


                 The date of this prospectus is April 4, 2001.

                                TABLE OF CONTENTS


                                                            PAGE
                                                            ----
            Where You Can Find More Information...............1
            Incorporation of Certain Documents by Reference...1
            The Company.......................................2
            Plan of Distribution..............................2
            Selling Shareholders..............................5
            Use of Proceeds...................................6
            Legal Matters.....................................6
            Experts...........................................6

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, or other information that we file at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our Securities and Exchange Commission filings are also available to the public at our web site at http://www.cisco.com and at the Securities and Exchange Commission's web site at http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus except for any information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the time all of the securities offered by this prospectus are sold.

          (a) Our Annual Report on Form 10-K for the fiscal year ended July 29, 2000;

          (b) Our Quarterly Reports on Form 10-Q for the quarters ended October 28, 2000 and January 27, 2001;

          (c) Our Current Reports on Form 8-K filed on December 15, 1999 (as amended on Form 8-K/A filed on February 3, 2000 and on Form 8-K/A-1 filed on August 4, 2000), August 15, 2000, September 7, 2000, September 15, 2000, September 26, 2000, September 28, 2000, September 29, 2000, November 6, 2000, November 7, 2000, November 13, 2000, November 15, 2000, December 19, 2000, December 21, 2000, December 27, 2000, February 7, 2001, February 8, 2001, February 20, 2001 and February 27, 2001;

          (d) The description of our common stock contained in our registration statement on Form 8-A filed January 11, 1990, including any amendments or reports filed for the purpose of updating such description; and

          (e) The description of our preferred stock purchase rights, contained in our registration statement on Form 8-A filed on June 11, 1998, including any amendments or reports filed for the purpose of updating such description.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
        Investor Relations
        Cisco Systems, Inc.
        170 West Tasman Drive
        San Jose, CA 95134-1706
        408-526-4000

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of this Prospectus.

                                  THE COMPANY

     Our principal executive offices are located at 170 West Tasman Drive, San Jose, California 95134-1706. Our telephone number is (408) 526-4000.

                              PLAN OF DISTRIBUTION


     We are registering 4,591,327 shares of our common stock on behalf of the selling shareholders. As used herein, "selling shareholders" includes the selling shareholders (including four former consultants of Exio who hold options to purchase shares of our common stock) named in the table below and pledgees, donees, transferees or other successors-in-interest selling shares received from a named selling shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus. The selling shareholders may sell the shares from time to time and may also decide not to sell all the shares they are allowed to sell under this prospectus. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market prices, or in negotiated transactions. The selling shareholders may effect such transactions by selling the shares to or through broker-dealers. The shares may be sold by one or more of, or a combination of, the following:


     - a block trade in which the broker-dealer so engaged will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus;

     - an exchange distribution in accordance with the rules of such exchange;

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     - privately negotiated transactions.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in the resales.

     The selling shareholders may enter into hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In such transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with selling shareholders. The selling shareholders also may sell shares short and redeliver shares to close out such short positions. The selling shareholders may enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling shareholders also may loan or pledge shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the shares so pledged, pursuant to this prospectus.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling shareholders. Broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. Broker-dealers or agents and any other participating broker-dealers or the selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 in connection with sales of shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. Because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act of 1933. In addition, any shares of a selling shareholder covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus. The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares.

     The shares may be sold by selling shareholders only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act of 1934, any person engaged in the distribution of shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, each selling shareholder will be subject to applicable provisions of the Exchange Act of 1934 and the associated rules and regulations under the Exchange Act of 1934, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling shareholders. We will make copies of this prospectus available to the selling shareholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

     We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act of 1933 upon being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

     - the name of each such selling shareholder and of the participating broker-dealer(s);

     - the number of shares involved;

     - the price at which such shares were sold;

     - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

     - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

     - other facts material to the transaction.

In addition, we will file a supplement to this prospectus upon being notified by a selling shareholder that a donee or pledgee intends to sell more than 500 shares.

     We will bear all costs, expenses and fees in connection with the registration of the shares. The selling shareholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The selling shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

                              SELLING SHAREHOLDERS

     The following table sets forth the number of shares beneficially owned by each of the selling shareholders. None of the selling shareholders has had a material relationship with us within the past three years other than as a result of the ownership of our common stock or other securities of ours or as a result of their employment with us as of the date of the closing of the acquisition of Exio. No estimate can be given as to the amount of our common stock that will be beneficially owned by the selling shareholders after completion of this offering because the selling shareholders may offer all, some or none of the shares of our common stock beneficially owned by them or that may hereafter be acquired by them upon the exercise of stock options. The shares offered by this prospectus may be offered from time to time by the selling shareholders named below.



                                              NUMBER OF                        NUMBER OF
                                               SHARES          PERCENT OF        SHARES
                                            BENEFICIALLY      OUTSTANDING    REGISTERED FOR
NAME OF SELLING SHAREHOLDER                    OWNED             SHARES       SALE HEREBY
-------------------------------------------------------------------------------------------
Aekyeong Ahn (1)                                  668               *                668
Ail In-tech Co., Ltd                           13,100               *             13,100
Duke Amaniampong (2)                            2,005               *              2,005
Chong Hak Cho                                  26,736               *             26,736
Nack Y. Cho                                    26,736               *             26,736
Yong Chol Cho (3)                               2,088               *              2,088
Young Il Choi                                   7,352               *              7,352
Hae Kyung Chung                                 2,100               *              2,100
Hoehoon Chung                                  53,472               *             53,472
Jun Ho Chung                                    1,671               *              1,671
William Elliot                                 23,394               *             23,394
Hanil Construction Co., Ltd                    66,840               *             66,840
Jay Wu Hong                                    22,725               *             22,725
Michael Hwang                                   1,002               *              1,002
Sangkyoon Hyun                                200,520               *            200,520
Hyundai Electronics America, Inc.             334,200               *            334,200
Tae Kyoon Jang                                 16,710               *             16,710
Seong Ho Jeon                                   6,684               *              6,684
Ki Hyun Joo                                 1,804,683               *          1,804,683
Ki Hyun Joo and Kyungdon Joo                  200,520               *            200,520
2000 Retained Annuity Trust
Chol Su Kang                                  200,520               *            200,520
Edward T. Kim                                  33,420               *             33,420
Jongwoo Kim (4)                                18,798               *             18,798
Junil Kim                                     133,680               *            133,680
Ki Beom Kim                                    16,710               *             16,710
Yeon Song Kim                                   6,684               *              6,684
Kisan Telecom. Co., Ltd                        65,503               *             65,503
Thomas C. Klein                                   334               *                334
Young Mock Koh                                  8,689               *              8,689
Hee Gyoo Lee                                    6,684               *              6,684
Jinhee Lee                                     13,368               *             13,368
Jooyong Lee                                     6,684               *              6,684
Sung Hee Lee                                   20,052               *             20,052
Wiliam C.Y. Lee                                20,052               *             20,052
LG Venture Investment, Inc.                   334,200               *            334,200
Lazar Lvovsky                                  46,788               *             46,788
Seung Hyun Min                                  7,018               *              7,018
Kweon Na                                       14,203               *             14,203
Jae Kwang Oh                                      668               *                668
Paul A. Okada                                     334               *                334
Steffanie Chongmi Pak                           1,336               *              1,336
Dong Chan Park                                  8,020               *              8,020
In Sun Park                                     1,671               *              1,671
Sung Bae Park                                   2,940               *              2,940
Seung Il Ra                                     3,676               *              3,676
Serome Technology, Inc.                       332,195               *            332,195
Serome Technology Investment, Inc.            100,260               *            100,260
Sung Goo Shim                                   8,355               *              8,355
Dan Trinh                                       6,684               *              6,684
UTC Venture Co., Ltd                          167,100               *            167,100
Seung Jin Whang                                20,052               *             20,052
WS Investment Company 2000B                     6,015               *              6,015
Kook Sang Yoo                                  80,208               *             80,208
Jangjin Yoon                                    6,684               *              6,684
Ji Hoon Yoon                                   33,420               *             33,420
Tai Yang Yu                                    41,774               *             41,774
Richard Ho Yun                                  3,342               *              3,342
                                            ---------                          ---------
Totals                                      4,591,327                          4,591,327


-------------------

*    Represents beneficial ownership of less than one percent.


(1) Consists of 668 shares which may be acquired upon exercise of options granted under the Exio Communications, Inc. 1999 Stock Plan.

(2) Consists of 2,005 shares which may be acquired upon exercise of options granted under the Exio Communications, Inc. 1999 Stock Plan.

(3) Consists of 2,088 shares which may be acquired upon exercise of options granted under the Exio Communications, Inc. 1999 Stock Plan.

(4) Consists of (a) 5,430 shares which may be acquired upon exercise of options granted under the Exio Communications, Inc. 1999 Stock Plan and (b) 13,368 shares acquired in the acquisition of Exio Communications.

                                USE OF PROCEEDS

        We will not receive any proceeds from the sale of the shares by the selling shareholders.


                                 LEGAL MATTERS

     The validity of the shares offered hereby will be passed upon for us by Brobeck, Phleger & Harrison LLP, Palo Alto, California.

                                    EXPERTS

     Our consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended July 29, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

================================================================================

We have not authorized any person to make a statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.




================================================================================

                               CISCO SYSTEMS, INC.



                                4,591,327 SHARES
                                 OF COMMON STOCK



                                  ------------
                                   PROSPECTUS
                                  ------------






                                 APRIL 4, 2001


================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts are estimates except the Securities and Exchange Commission registration fee.


Securities and Exchange Commission Registration Fee.........   $16,392.47
Legal Fees and Expenses.....................................    15,000.00
Accounting Fees and Expenses................................     5,000.00
Printing Fees...............................................     5,000.00
Transfer Agent Fees.........................................     5,000.00
Miscellaneous...............................................    11,000.00
                                                               ----------
  Total.....................................................   $57,392.47
                                                               ==========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act of 1933. Our Restated Articles of Incorporation and Bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, we have entered into indemnification agreements with each of our directors and officers.

ITEM 16. EXHIBITS


     4.1    Restated Articles of Incorporation of Cisco Systems, Inc., as
            currently in effect (incorporated by reference to our registration statement on Form S-3, No. 333-56004, filed on February 21, 2001)
     4.2    Amended and Restated Bylaws of Cisco Systems, Inc., as currently in effect (incorporated by reference to our registration statement on
            Form S-3, No. 333-56004, filed on February 21, 2001)
     4.3    Rights Agreement between Cisco Systems, Inc. and Bank Boston, N.A., dated as of June 10, 1998 as amended (incorporated by reference to our Current Report on Form 8-K filed on June 11, 1998 and our Annual
            Report on Form 10-K for the fiscal year ended July 29, 2000 filed on
            September 29, 2000)
     5.1*   Opinion of Brobeck, Phleger & Harrison LLP
    23.1    Consent of PricewaterhouseCoopers LLP, Independent Accountants
    23.2*   Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1)
    24.1*   Power of Attorney



------------
* Previously filed.


ITEM 17. UNDERTAKINGS

     A.  The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on this 4th day of April, 2001.

                                          CISCO SYSTEMS, INC.

                                          By      /s/ LARRY R. CARTER
                                            ------------------------------------
                                                      Larry R. Carter
                                             Senior Vice President, Finance and
                                               Administration, Chief Financial
                                                    Officer and Secretary

                SIGNATURES                                    TITLE                         DATE
                ----------                                    -----                         ----
                    *                        President, Chief Executive Officer and       April 4, 2001
------------------------------------------   Director (Principal Executive Officer)
             John T. Chambers

         /s/ LARRY R. CARTER                   Senior Vice President, Finance and         April 4, 2001
------------------------------------------   Administration, Chief Financial Officer,
             Larry R. Carter                    Secretary and Director (Principal
                                                Financial and Accounting Officer)

                    *                          Chairman of the Board and Director         April 4, 2001
------------------------------------------
            John P. Morgridge

                    *                              Vice Chairman and Director             April 4, 2001
------------------------------------------
           Donald T. Valentine

                    *                                       Director                      April 4, 2001
------------------------------------------
             James F. Gibbons

                    *                                       Director                      April 4, 2001
------------------------------------------
              Steven M. West

                    *                                       Director                      April 4, 2001
------------------------------------------
             Edward R. Kozel

                SIGNATURES                                    TITLE                        DATE
                ----------                                    -----                        ----
                     *                                      Director                    April 4, 2001
------------------------------------------
              Carol A. Bartz

                     *                                      Director                    April 4, 2001
------------------------------------------
              James C. Morgan

                     *                                      Director                    April 4, 2001
------------------------------------------
               Mary Cirillo

                     *                                      Director                    April 4, 2001
------------------------------------------
                Arun Sarin

                     *                                      Director                    April 4, 2001
------------------------------------------
                Jerry Yang

                     *                                      Director                    April 4, 2001
------------------------------------------
               Carly Fiorina

*By: /s/ LARRY R. CARTER                                 Attorney-in-Fact               April 4, 2001
    --------------------------------------
    Larry R. Carter

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                           EXHIBIT TITLE
-------                          -------------
  4.1    Restated Articles of Incorporation of Cisco Systems, Inc., as currently in effect (incorporated by reference to our registration statement on
         Form S-3, No. 333-56004, filed on February 21, 2001)
  4.2    Amended and Restated Bylaws of Cisco Systems, Inc., as currently in effect (incorporated by reference to our registration statement on
         Form S-3, No. 333-56004, filed on February 21, 2001)
  4.3    Rights Agreement between Cisco Systems, Inc. and Bank Boston, N.A., dated as of June 10, 1998, as amended  (incorporated by reference to our Current Report on Form 8-K filed on June 11, 1998 and our Annual
         Report on Form 10-K for the fiscal year ended July 29, 2000, filed
         September 29, 2000)
  5.1*   Opinion of Brobeck, Phleger & Harrison LLP
 23.1    Consent of PricewaterhouseCoopers LLP, Independent Accountants
 23.2*   Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1)
 24.1*   Power of Attorney

------------

* Previously filed.